EXHIBIT 10.48

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                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 ("Amendment") to Employment Agreement dated June 1, 2000, is made and entered into on this 23rd day of October, 2000, by and between Karts International Incorporation, a Nevada corporation (the "Employer"), and Charles "Chuck" Brister (the "Employee").

         WHEREAS, on June 1, 2000, the Employer and Employee entered into an Employment Agreement (the "June Employment Agreement");

         WHEREAS, pursuant to the Employment Agreement between the Employer and Employee effective as of February 1, 1999 (the "Old Employment Agreement") Employee was granted options to purchase 450,000 shares of the Employer's Common Stock;

         WHEREAS, options to purchase 100,000 shares of Common Stock were vested in Employee pursuant to the Old Employment Agreement;

         WHEREAS, the June Employment Agreement superceded the Old Employment Agreement, except that the options to purchase 100,000 shares of Common Stock granted to Employee survived the termination of the Old Employment Agreement;

         WHEREAS, the Employee and Employer intended that the June Employment Agreement would provide Employee options to purchase 350,000 shares of Employer Common Stock in order that Employee would receive options to purchase an aggregate of 450,000 shares of Employer Common Stock under the Old Employment Agreement and June Employment Agreement; and

         WHEREAS, the parties desire to increase the number of stock options to be granted to Employee under the June Employment Agreement from options to purchase 250,000 shares of Common Stock to options to purchase 350,000 shares of Common Stock.

         NOW, THEREFORE, in consideration of the herein recited undertakings, the other covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. The parties hereby agree to amend Section 6(a)(ii) of the June Employment Agreement by deleting in its entirety the provisions of Section 6(a)(ii) and in its place and stead inserting the following language:

                  6.(a)(ii) Stock Options. Employee shall receive options (the "Options") to purchase an aggregate of 350,000 shares of Employer's Common Stock at an exercise price equal to 100% of the closing bid price of the Common Stock on the date this Agreement is approved by the Company's Board of Directors (August 21, 2000), as quoted on the Nasdaq SmallCap market or OTC Electronic Bulletin Board. The Options, whose terms shall not be inconsistent with this Agreement, shall vest and be exercisable as follows: (a) options to purchase 100,000 shares shall vest and be exercisable on the date this Agreement is approved by the Company's Board of Directors (August 21, 2000); (b) options to purchase 100,000 shares of Common Stock shall vest and be exercisable on the second anniversary of the Effective Date of this Agreement; and (c) options to purchase the remaining 150,000 shares of Common Stock shall vest and be exercisable on the third anniversary of the Effective Date of this Agreement. All unvested Options shall vest immediately in the event this Agreement is terminated either as the result of the death or disability of Employee as contained in subsection (a) of Section 7 of this Agreement, "without cause" as provided for in subsection(c) of
         Section 7 of this Agreement or due to a "change in ownership" as provided for in subsection (e) of Section 7 of this Agreement. The Options shall expire on the fifth anniversary of the Effective Date of this Agreement.

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT - Page 1

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             WITNESS our signatures this 23rd day of October, 2000.

                                 EMPLOYER:

                                 KARTS INTERNATIONAL INCORPORATED


                                 By:____________________________________________
                                    Geoffrey Craig benRichard barAbba, Secretary


                                 EMPLOYEE:


                                 ______________________________________________
                                 CHARLES "Chuck" Brister


AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT - Page 2